Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

(Investor Relations)	(Corporate Press)
Henry A. Diamond	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
Henry.Diamond@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. Reports Strong Results for Fiscal Second Quarter 2019

GAAP net revenue grew 11% to $492.7 million

GAAP net income increased to $0.22 per diluted share

Net Bookings grew 1% to $583.4 million

Company raises financial outlook for fiscal year 2019

New York, NY — November 7, 2018 — Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today reported strong results for its fiscal second quarter 2019 ended September 30, 2018.  In addition, the Company provided its initial financial outlook for its fiscal third quarter ending December 31, 2018, and raised its financial outlook for its fiscal year ending March 31, 2019.  For additional information, please see the fiscal second quarter 2019 results slide deck posted to the Company’s investor relations website at http://ir.take2games.com.

Fiscal Second Quarter 2019 GAAP Financial Highlights

Net revenue grew 11% to $492.7 million, as compared to $443.6 million in last year’s fiscal second quarter.  Recurrent consumer spending (virtual currency, add-on content and in-game purchases) grew 12% and accounted for 49% of total net revenue.  The largest contributors to net revenue in fiscal second quarter 2019 were NBA® 2K19 and NBA 2K18, Grand Theft Auto® Online and Grand Theft Auto V, NBA 2K Online 2, Dragon City and Monster Legends, and WWE® SuperCard.

Digitally-delivered net revenue grew 18% to $358.4 million, as compared to $302.9 million in last year’s fiscal second quarter, and accounted for 73% of total net revenue.  The largest contributors to digitally-delivered net revenue in fiscal second quarter 2019 were Grand Theft Auto Online and Grand Theft Auto V, NBA 2K18 and NBA 2K19, NBA 2K Online 2, Monster Legends and Dragon City, and WWE SuperCard.

Net income increased to $25.4 million, or $0.22 per diluted share, as compared to a net loss of $2.7 million, or $0.03 per diluted share, for the comparable period last year.

As of September 30, 2018, the Company had cash and short-term investments of $1.025 billion.

The following data, together with a management reporting tax rate of 20%, are used internally by the Company’s management and Board of Directors to adjust the Company’s GAAP financial results in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Three Months Ended September 30, 2018
		Financial Data
$ in thousands	Statement of operations	Change in deferred net revenue and related cost of goods sold	Stock-based compensation	Amortization & impairment of acquired intangible assets
Net revenue	$492,667	90,754
Cost of goods sold	234,880	5,622	(7,688)	(3,670)

Gross profit	257,787	85,132	7,688	3,670

Operating expenses	231,801		(22,654)	(1,742)

Income from operations	25,986	85,132	30,342	5,412
Interest and other, net	4,975	(3)
Income before income taxes	30,961	85,129	30,342	5,412

In order to calculate net income per diluted share for management reporting purposes, the Company uses its fully diluted share count of 116.1 million.

Operational Metric — Net Bookings

Net Bookings is defined as the net amount of products and services sold digitally or sold-in physically during the period, and includes licensing fees, merchandise, in-game advertising, strategy guides and publisher incentives.

During fiscal second quarter 2019, total Net Bookings grew 1% to $583.4 million, as compared to $577.0 million during last year’s fiscal second quarter.  Net Bookings from recurrent consumer spending grew 28% and accounted for 53% of total Net Bookings.  The largest contributors to Net Bookings in fiscal second quarter 2019 were NBA 2K19 and NBA 2K18, Grand Theft Auto Online and Grand Theft Auto V, Dragon City and Monster Legends, WWE SuperCard, and NBA 2K Online 2.

Catalog accounted for $287.8 million of Net Bookings led by Grand Theft Auto, Dragon City and Monster Legends, and NBA 2K.

Digitally-delivered Net Bookings grew 20% to $426.2 million, as compared to $355.7 million in last year’s fiscal second quarter, and accounted for 73% of total Net Bookings.  The largest contributors to digitally-delivered Net Bookings in fiscal second quarter 2019 were NBA 2K19 and NBA 2K18, Grand Theft Auto Online and Grand Theft Auto V, Dragon City and Monster Legends, WWE SuperCard, and NBA 2K Online 2.

New Non-GAAP Financial Measure

Starting in fiscal second quarter 2019, the Company is reporting a Non-GAAP measure of financial performance: Adjusted Operating Cash Flow, which is defined as GAAP net cash from operating activities, adjusted for changes in restricted cash.  Please see the section below titled “Non-GAAP Financial Measure” for additional information.

Management Comments

“Take-Two delivered better-than-expected operating results, including growth in Net Bookings, during the fiscal second quarter,” said Strauss Zelnick, Chairman and CEO of Take-Two.  “This outperformance was driven primarily by Grand Theft Auto V and Grand Theft Auto Online, as well as the successful launch of NBA 2K19.

“On October 26th, Rockstar Games launched its highly-anticipated Red Dead Redemption 2, the label’s first game built from the ground up for the current console generation.  Red Dead Redemption 2 has received outstanding reviews, with numerous critics awarding the title a perfect score.  The title is now tied with Grand Theft Auto V as the highest rated title on PlayStation 4 and Xbox One, with a 97 Metacritic score.  A massive commercial success, Red Dead Redemption 2 has set numerous records, including achieving the biggest opening weekend in the history of entertainment, with over $725 million in retail sell-through during its first three days.  Red Dead Redemption 2 sold-in more units in its first 8 days than the original blockbuster Red Dead Redemption sold in its first 8 years and, as of today, the title has sold-in over 17 million units worldwide.

“As a result of our strong second quarter performance and outstanding early results from Red Dead Redemption 2, we are raising our financial outlook for fiscal 2019, which is also poised to be a record year for Net Bookings and Adjusted Operating Cash Flow.  Looking ahead, we have a strong development pipeline across our labels and are exceedingly well positioned for long-term growth and margin expansion.”

Business and Product Highlights

Since July 1, 2018:

Rockstar Games:

•                  Launched Red Dead Redemption 2 for PlayStation 4 and Xbox One.  Told across the deepest and most expansive Rockstar world to date, Red Dead Redemption 2 is Rockstar’s first game built from the ground up for the current console generation.  The title has received outstanding reviews, with numerous influential critics awarding Red Dead Redemption 2 a perfect score, including IGN, The Guardian, Game Informer, The Telegraph, Digital Trends and others.  Following are some highlights from reviews:

•                  The Washington Post: “Jaw-dropping at every level.”

•                  The Hollywood Reporter:  “What Rockstar has delivered in Red Dead Redemption 2 is not just the best game of the year, but the best game of the decade.”

•                  CNET:  “Red Dead Redemption 2 has undoubtedly raised the bar for narrative open-world games and will likely have a lasting impact on how they are made in the future.”

•                  GQ UK:  “Red Dead Redemption 2 is Rockstar’s best game; a grand, magnificent adventure that’s vast yet intimate... It’s a landmark moment for the open world genre, and for the medium as a whole.”

Red Dead Redemption 2 has also been a massive commercial success and has set numerous records.  The title’s list of initial benchmarks includes:

•                  Biggest opening weekend in retail sell-through across all entertainment releases (over $725 million);

•                  Second biggest launch (three days) in retail sell-through across all entertainment releases (next to Grand Theft Auto V);

•                  Biggest entertainment launch of 2018;

•                  Most pre-ordered full game ever on PlayStation Network;

•                  Biggest day one full game sales ever on PlayStation Network;

•                  Biggest first three days full game sales ever on PlayStation Network.

Red Dead Redemption 2 sold-in more units in its first 8 days than the original blockbuster Red Dead Redemption sold in its first 8 years and, as of today, the title has sold-in over 17 million units worldwide.

•                  Released new free content updates for Grand Theft Auto Online, including:

•                  Sumo (Remix) Adversary Mode, in which players try to reach a safe zone to avoid going up in flames before the timer runs out while pieces of the track may or may not disappear at random.

•                  Running Back (Remix) Adversary Mode, where players attempt to drive an undersized Panto hatchback Runner into the end zone while being both flanked and opposed by an upgraded fleet of 5-star recruits in Tezeracts.

•                  Trading Places (Remix) mode, a menacing collision of super-human agility and devastating firepower.

•                  Hunting Pack (Remix) mode, which challenges a Runner to prevent an onboard bomb from detonating, while a team of Defenders must protect the Runner at all costs.

•                  GTA Online: After Hours, which enables players to partner with legendary club impresario Tony Prince to open and operate a top-shelf nightclub featuring world-class DJ acts and use that club as a front for a network of criminal enterprises.

•                  Numerous new vehicles, weapons and more.

2K:

•                  Released Carnival Games®, for Nintendo Switch.  Built from the ground up for Nintendo Switch, Carnival Games can be played alone or with up to four players simultaneously, leveraging the unique accessibility of the console’s Joy-Con controllers.  Carnival Games was also released for PlayStation 4 and Xbox One.

•                  Launched Saber Interactive’s arcade-action sports game, NBA 2K Playgrounds 2, for Xbox One, PlayStation 4, Nintendo Switch and PC.  This over-the-top, two-on-two basketball experience complements 2K’s top-selling NBA 2K series and expands the label’s footprint in the basketball video game space.

•                  Launched WWE 2K19, the next release from our flagship WWE video game franchise, for PlayStation 4, Xbox One and Windows PC.  For the first time ever, 2K introduced the WWE 2K19 Million Dollar Challenge, where eligible entrants participate in an international contest in which the finalist will compete one-on-one in WWE 2K19 against AJ Styles for the chance to win $1 million.  WWE 2K19 is being supported with a series of downloadable content, including a Season Pass.

•                  Launched NBA 2K19, the latest iteration of our top-rated and top-selling NBA video game simulation series for the past 17 years, for PlayStation 4, Xbox One, Nintendo Switch and Windows PC.  2K also released the NBA 2K19 20th Anniversary Edition, featuring three-time NBA Champion, four-time NBA MVP and avid NBA 2K gamer LeBron James on the cover.  NBA 2K19 received positive reviews from influential critics:

•                  Forbes noted, “There is no such thing as a perfect sports game, but this is as close as it gets”;

•                  IGN called the title “the best of the series”;

•                  Game Informer said it “isn’t just a game, it’s a lifestyle.”

According to The NPD Group, based on combined physical and digital sales in the U.S.:

•                  NBA 2K19 achieved the highest launch month dollar sales of any Sports genre game released since it began tracking the industry in 1995;

•                  NBA 2K19 represents the biggest launch of any game in the NBA 2K franchise;

•                  NBA 2K19 is the best-selling Sports game of 2018 year-to-date.

•                  Published The Golf Club 2019 Featuring PGA TOUR®, the latest entry in the award-winning golf simulation series, for digital download on PlayStation 4, Xbox One and PC.  Developed by HB Studios, The Golf Club 2019 Featuring PGA TOUR marks the franchise’s first release featuring the official PGA TOUR license and, after its first two months in market, has experienced more than a 30% increase in units sold over last year’s entry, The Golf Club 2.  Physical versions of the game will be available at participating retailers on November 13, 2018 in North America and November 16, 2018 internationally.

•                  Announced that Borderlands 2 VR will launch for PlayStation VR on December 14, 2018.  For the first time ever, Borderlands 2 VR enables players to immerse themselves virtually in the mayhem-filled world of Borderlands, the popular shooter-looter developed by Gearbox Software.

•                  Announced that Sid Meier’s Civilization® VI, winner of The Game Awards’ and DICE Awards’ Best Strategy Game 2016, is coming to Nintendo Switch on November 16, 2018.  Additionally, 2K and Firaxis Games have partnered with Aspyr Media to bring Civilization VI to Nintendo Switch and ensure the experience meets the same high standards of the beloved series.

Financial Outlook for Fiscal 2019

Take-Two is providing its initial financial outlook for its fiscal third quarter ending December 31, 2018 and is raising its financial outlook for its fiscal year ending March 31, 2019, as follows:

Third Quarter Ending December 31, 2018

•                  GAAP net revenue is expected to range from $1.10 to $1.15 billion

•                  GAAP net income is expected to range from $36 to $48 million

•                  GAAP diluted net income per share is expected to range from $0.31 to $0.41

•                  Share count used to calculate both GAAP and management reporting diluted net income per share is expected to be 117.1 million (1)

•                  Net Bookings (operational metric) are expected to range from $1.40 to $1.45 billion

The Company is also providing selected data and its management reporting tax rate of 20% that are used internally by its management and Board of Directors to adjust the Company’s GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Three Months Ending December 31, 2018
		Financial Data
$ in millions	GAAP outlook (2)	Change in deferred net revenue and related cost of goods sold	Stock-based compensation	Amortization of acquired intangible assets

Net revenue	$1,100 to $1,150	$300

Cost of goods sold	$773 to $799	$100	$(98)	$(2)

Operating Expenses	$290 to $300		$(20)	$(2)
Interest and other, net	($7)
Income before income taxes	$44 to $58	$200	$118	$4

Fiscal Year Ending March 31, 2019

•                  GAAP net revenue is expected to range from $2.55 to $2.65 billion

•                  GAAP net income is expected to range from $202 to $232 million

•                  GAAP diluted net income per share is expected to range from $1.73 to $1.98

•                  Share count used to calculate both GAAP and management reporting diluted net income per share is expected to be 116.9 million (3)

•                  Net cash provided by operating activities is expected to be approximately $663 million, which includes a decrease of $67 million recorded in the first 6-months of fiscal 2019 due to the Company’s adoption of Accounting Standards Update 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash

•                  Adjusted Operating Cash Flow (Non-GAAP) is expected to be approximately $730 million

•                  Capital expenditures are expected to be approximately $60 million

•                  Net Bookings (operational metric) are expected to range from $2.80 to $2.90 billion

The Company is also providing selected data and its management reporting tax rate of 20% that are used internally by its management and Board of Directors to adjust the Company’s GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Twelve Months Ending March 31, 2019
		Financial Data
$ in millions	GAAP outlook (2)	Change in deferred net revenue and related cost of goods sold	Stock-based compensation	Amortization of acquired intangible assets

Net revenue	$2,550 to $2,650	$250

Cost of goods sold	$1,450 to $1,474	$90	$(155)	$(10)

Operating Expenses	$890 to $930		$(90)	$(7)
Interest and other, net	($25)
Income before income taxes	$236 to 272	$160	$245	$17

1)             For the fiscal third quarter ending December 31, 2018, the Company’s fully diluted share count used for both GAAP and management reporting purposes is expected to be 117.1 million, which includes 114.0 million basic shares and 3.1 million shares representing the potential dilution from unvested employee stock grants.

2)             The individual components of the financial outlook may not foot to the totals, as the Company does not expect actual results for every component to be at the low end or high end of the outlook range simultaneously.

3)             For the fiscal year ending March 31, 2019, the Company’s fully diluted share count used for both GAAP and management reporting purposes is expected to be 116.9 million, which includes 113.7 million basic shares and 3.2 million shares representing the potential dilution from unvested employee stock grants.

Key assumptions and dependencies underlying the Company’s financial outlook include: the timely delivery of the titles included in this financial outlook; continued consumer acceptance of Xbox One and PlayStation 4; the ability to develop and publish products that capture market share for these current generation systems while also leveraging opportunities on Nintendo Switch, Xbox 360, PlayStation 3, PC and mobile platforms; and stable foreign exchange rates.  See also “Cautionary Note Regarding Forward Looking Statements” below.

Product Releases

The following titles were released since July 1, 2018:

Label	Title	Platforms	Release Date
2K	NBA 2K Online 2	Tencent (China only)	August 2, 2018
2K	The Golf Club 2019 Featuring PGA TOUR (Digital SKU)	PS4, Xbox One, PC	August 28, 2018
2K	NBA 2K19 20th Anniversary Edition	PS4, Xbox One, Switch, PC	September 7, 2018
2K	NBA 2K19 Standard Edition	PS4, Xbox One, Switch, PC	September 11, 2018
2K	WWE 2K19 Deluxe and Wooooo! Editions	PS4, Xbox One, PC	October 5, 2018
2K	WWE 2K19 Standard Edition	PS4, Xbox One, PC	October 9, 2018
2K	NBA 2K Playgrounds 2	PS4, Xbox One, Switch, PC	October 16, 2018
Rockstar Games	Red Dead Redemption 2	PS4, Xbox One	October 26, 2018
2K	Carnival Games	PS4, Xbox One, Switch	November 6, 2018

Take-Two’s lineup of future titles announced to date includes:

Label	Title	Platforms	Release Date
2K	The Golf Club 2019 Featuring PGA TOUR (Physical SKU)	PS4, Xbox One, PC	November 13, 2018 *
2K	Sid Meier’s Civilization VI	Switch	November 16, 2018
2K	Borderlands 2 VR	PS VR	December 14, 2018

* North American release date. International release date is 3 days later.

Conference Call

Take-Two will host a conference call today at 4:30 p.m. Eastern Time to review these results and discuss other topics.  The call can be accessed by dialing (877) 407-0984 or (201) 689-8577.  A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Non-GAAP Financial Measure

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses a Non-GAAP measure of financial performance: Adjusted Operating Cash Flow, which is defined as GAAP net cash from operating activities, adjusted for changes in restricted cash.  The Company’s management believes it is important to consider Adjusted Operating Cash Flow, in addition to net cash from operating activities, as it provides more transparency into current business trends without regard to the timing of payments from restricted cash, which is primarily related to a dedicated account limited to the payment of certain internal royalty obligations.

This Non-GAAP financial measure is not intended to be considered in isolation from, as a substitute for, or superior to, GAAP results.  This Non-GAAP financial measure may be different from similarly titled measures used by other companies.  In the future, Take-Two may also consider whether other items should also be excluded in calculating this Non-GAAP financial measure used by the Company.  Management believes that the presentation of this Non-GAAP financial measure provides investors with additional useful information to measure Take-Two’s financial and operating performance.  In particular, this measure facilitates comparison of our operating performance between periods and may help investors to understand better the operating results of Take-Two.  Internally, management uses this Non-GAAP financial measure in assessing the Company’s operating results and in planning and forecasting.  A reconciliation of this Non-GAAP financial measure to the most comparable GAAP measure is contained in the financial tables to this press release.

Final Results

The financial results discussed herein are presented on a preliminary basis; final data will be included in Take-Two’s Quarterly Report on Form 10-Q for the period ended September 30, 2018.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, publisher and marketer of interactive entertainment for consumers around the globe. The Company develops and publishes products principally through its wholly-owned labels Rockstar Games and 2K, as well as its Private Division label and Social Point, a leading developer of mobile games.  Our products are designed for console systems and personal computers, including smartphones and tablets, and are delivered through physical retail, digital download, online platforms and cloud streaming services.  The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO.  For more corporate and product information please visit our website at http://www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: our dependence on key management and product development personnel, our dependence on our Grand Theft Auto products and our ability to develop other hit titles, the timely release and significant market acceptance of our games, the ability to maintain acceptable pricing levels on our games, and risks associated with international operations. Other important factors and information are contained in the Company’s most recent Annual Report on Form 10-K, including the risks summarized in the section entitled “Risk Factors,” the Company’s most recent Quarterly Report on Form 10-Q, and the Company’s other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

#  #  #

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three months ended September 30,		Six months ended September 30,
	2018	2017	2018	2017

Net revenue	$492,667	$443,562	$880,649	$861,778

Cost of goods sold:
Internal royalties	82,113	104,049	135,280	181,753
Product costs	55,885	42,563	94,026	86,632
Software development costs and royalties	42,648	66,782	72,436	110,411
Licenses	54,234	33,154	64,503	62,321
Total cost of goods sold	234,880	246,548	366,245	441,117

Gross profit	257,787	197,014	514,404	420,661

Selling and marketing	94,165	76,914	152,471	129,128
General and administrative	67,320	60,824	135,055	121,427
Research and development	60,565	49,999	111,277	92,268
Depreciation and amortization	9,751	18,883	19,011	26,626
Business reorganization	—	1,713	(242)	12,312
Total operating expenses	231,801	208,333	417,572	381,761
Income (loss) from operations	25,986	(11,319)	96,832	38,900
Interest and other, net	4,975	(2,969)	11,576	(5,777)
Income (loss) before income taxes	30,961	(14,288)	108,408	33,123
Provision for (benefit from) income taxes	5,594	(11,552)	11,348	(24,417)
Net income (loss)	$25,367	$(2,736)	$97,060	$57,540

Earnings (loss) per share:
Basic earnings (loss) per share	$0.22	$(0.03)	$0.86	$0.54
Diluted earnings (loss) per share	$0.22	$(0.03)	$0.84	$0.53

Weighted average shares outstanding:
Basic	113,735	109,430	113,339	107,232
Diluted	116,095	109,430	115,801	109,356

Computation of Basic EPS:
Net income (loss)	$25,367	$(2,736)	$97,060	$57,540
Less: net income allocated to participating securities	—	—	—	(487)
Net income (loss) for basic EPS calculation	$25,367	$(2,736)	$97,060	$57,053

Weighted average shares outstanding - basic	113,735	105,494	113,339	107,232
Less: weighted average participating shares outstanding	—	—	—	(908)
Weighted average common shares outstanding - basic	113,735	105,494	113,339	106,324

Basic earnings (loss) per share	$0.22	$(0.03)	$0.86	$0.54

Computation of Diluted EPS:
Net income (loss)	$25,367	$(2,736)	$97,060	$57,540
Less: net income allocated to participating securities	—	—	—	(478)
Net income (loss) for diluted EPS calculation	$25,367	$(2,736)	$97,060	$57,062

Weighted average common shares outstanding - basic	113,735	105,494	113,339	106,324
Add: dilutive effect of common stock equivalents	2,360	—	2,462	3,032
Total weighted average shares outstanding - diluted	116,095	105,494	115,801	109,356
Less: weighted average participating shares outstanding	—	—	—	(908)
Weighted average common shares outstanding - diluted	116,095	105,494	115,801	108,448

Diluted earnings (loss) per share	$0.22	$(0.03)	$0.84	$0.53

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	September 30,	March 31,
	2018	2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$462,347	$808,973
Short-term investments	562,952	615,406
Restricted cash	370,747	437,398
Accounts receivable, net of allowances of $350 and $54,290 at September 30, 2018 and March 31, 2018, respectively	534,633	247,649
Inventory	40,541	15,162
Software development costs and licenses	36,912	33,284
Deferred cost of goods sold	20,957	117,851
Prepaid expenses and other	162,647	133,454
Total current assets	2,191,736	2,409,177

Fixed assets, net	110,900	102,478
Software development costs and licenses, net of current portion	794,120	639,369
Deferred cost of goods sold, net of current portion	489	26,719
Goodwill	389,816	399,530
Other intangibles, net	87,318	103,681
Other assets	80,810	56,887
Total assets	$3,655,189	$3,737,841

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$77,298	$35,029
Accrued expenses and other current liabilities	853,467	914,748
Deferred revenue	559,024	777,152
Total current liabilities	1,489,789	1,726,929

Long-term debt	—	8,068
Non-current deferred revenue	15,407	355,589
Other long-term liabilities	205,554	158,285
Total liabilities	1,710,750	2,248,871

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000 shares authorized	—	—
Common stock, $.01 par value, 200,000 shares authorized; 134,106 and 132,743 shares issued and 113,804 and 114,038 outstanding at September 30, 2018 and March 31, 2018, respectively	1,341	1,327
Additional paid-in capital	1,951,128	1,888,039
Treasury stock, at cost; 20,302 and 18,705 common shares at September 30, 2018 and March 31, 2018, respectively	(611,680)	(458,180)
Retained earnings	640,849	73,516
Accumulated other comprehensive loss	(37,199)	(15,732)
Total stockholders’ equity	1,944,439	1,488,970
Total liabilities and stockholders’ equity	$3,655,189	$3,737,841

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six months ended September 30,
	2018	2017 (as adjusted) (1)

Operating activities:
Net income	$97,060	$57,540
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and impairment of software development costs and licenses	20,269	38,862
Depreciation	18,753	15,369
Amortization of intellectual property	12,272	17,286
Impairment of in-process research and development	—	11,257
Stock-based compensation	54,941	83,083
Amortization of discount on Convertible Notes	91	13,915
Gain on redemption of Convertible Notes	—	(4,141)
Amortization of debt issuance costs	32	482
Other, net	(1,737)	1,194
Changes in assets and liabilities, net of impact of adoption of Topic 606:
Accounts receivable	(233,236)	(209,198)
Inventory	(25,925)	(18,721)
Software development costs and licenses	(133,008)	(146,009)
Prepaid expenses and other current and other non-current assets	(6,681)	(45,089)
Deferred revenue	12,601	65,671
Deferred cost of goods sold	6,867	4,379
Accounts payable, accrued expenses and other liabilities	(28,334)	246,472
Net cash (used in) provided by operating activities	(206,035)	132,352

Investing activities:
Change in bank time deposits	33,604	(40,000)
Proceeds from available-for-sale securities	114,266	111,480
Purchases of available-for-sale securities	(95,888)	(134,273)
Purchases of fixed assets	(29,144)	(32,717)
Asset acquisition	—	(25,965)
Business acquisition	(3,149)	—
Net cash provided by (used in) investing activities	19,689	(121,475)

Financing activities:
Tax payment related to net share settlements on restricted stock awards	(63,967)	(86,125)
Repurchase of common stock	(153,500)	—
Net cash used in financing activities	(217,467)	(86,125)

Effects of foreign currency exchange rates on cash and cash equivalents	(9,464)	12,761

Net change in cash and cash equivalents and restricted cash	(413,277)	(62,487)
Cash and cash equivalents and restricted cash, beginning of year	1,246,371	1,281,214
Cash and cash equivalents and restricted cash, end of period	$833,094	$1,218,727

(1) During Q1 FY19, the Company adopted Accounting Standards Update 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash and applied that standard retroactively. The application of this new standard resulted in a decrease to net cash from operating activities of $66.7 million in Q2 FY19 and an increase of $131.3 million in Q2 FY18, which are reflected herein.

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

Net Revenue and Net Bookings by Geographic Region, Distribution Channel, and Platform Mix

(in thousands)

	Three Months Ended September 30, 2018		Three Months Ended September 30, 2017
	Amount	% of Total	Amount	% of Total

Net revenue by geographic region
United States	$279,306	57%	$276,005	62%
International	213,361	43%	167,557	38%
Total net revenue	$492,667	100%	$443,562	100%

Net bookings by geographic region
United States	$362,477	62%	$348,082	60%
International	220,944	38%	228,907	40%
Total net bookings	$583,421	100%	$576,989	100%

	Three Months Ended September 30, 2018		Three Months Ended September 30, 2017
	Amount	% of Total	Amount	% of Total

Net revenue by distribution channel
Digital online	$358,371	73%	$302,886	68%
Physical retail and other	134,296	27%	140,676	32%
Total net revenue	$492,667	100%	$443,562	100%

Net bookings by distribution channel
Digital online	$426,180	73%	$355,736	62%
Physical retail and other	157,241	27%	221,253	38%
Total net bookings	$583,421	100%	$576,989	100%

	Three Months Ended September 30, 2018		Three Months Ended September 30, 2017
	Amount	% of Total	Amount	% of Total
Net revenue by platform mix
Console	$372,240	76%	$360,465	81%
PC and other	120,427	24%	83,097	19%
Total net revenue	$492,667	100%	$443,562	100%

Net bookings by platform mix
Console	$477,970	82%	$485,864	84%
PC and other	105,451	18%	91,125	16%
Total net bookings	$583,421	100%	$576,989	100%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

Net Revenue and Net Bookings by Geographic Region, Distribution Channel, and Platform Mix

(in thousands)

	Six Months Ended September 30, 2018		Six Months Ended September 30, 2017
	Amount	% of Total	Amount	% of Total

Net revenue by geographic region
United States	$500,717	57%	$534,265	62%
International	379,932	43%	327,513	38%
Total net revenue	$880,649	100%	$861,778	100%

Net bookings by geographic region
United States	$519,125	60%	$547,953	59%
International	352,621	40%	377,341	41%
Total net bookings	$871,746	100%	$925,294	100%

	Six Months Ended September 30, 2018		Six Months Ended September 30, 2017
	Amount	% of Total	Amount	% of Total

Net revenue by distribution channel
Digital online	$673,418	76%	$571,122	66%
Physical retail and other	207,231	24%	290,656	34%
Total net revenue	$880,649	100%	$861,778	100%

Net bookings by distribution channel
Digital online	$678,941	78%	$636,650	69%
Physical retail and other	192,805	22%	288,644	31%
Total net bookings	$871,746	100%	$925,294	100%

	Six Months Ended September 30, 2018		Six Months Ended September 30, 2017
	Amount	% of Total	Amount	% of Total
Net revenue by Platform Mix
Console	$666,970	76%	$705,382	82%
PC and other	213,679	24%	156,396	18%
Total net revenue	$880,649	100%	$861,778	100%

Net bookings by platform mix
Console	$677,890	78%	$751,614	81%
PC and other	193,856	22%	173,680	19%
Total net bookings	$871,746	100%	$925,294	100%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

ADDITIONAL DATA

(in thousands)

Three Months Ended September 30, 2018	Net revenue	Cost of goods sold- internal royalties	Cost of goods sold- product costs	Cost of goods sold- software development costs and royalties	Cost of goods sold- licenses	Selling and marketing

As reported	$492,667	$82,113	$55,885	$42,648	$54,234	$94,165
Net effect from deferral and related cost of goods sold	90,754		1,534	3,492	596
Stock-based compensation				(7,688)		(4,874)
Amortization and impairment of acquired intangibles				(3,670)

Three Months Ended September 30, 2018	General and administrative	Research and development	Depreciation and amortization	Interest and other, net

As reported	$67,320	$60,565	$9,751	$4,975
Net effect from deferral and related cost of goods sold				(3)
Stock-based compensation	(12,926)	(4,854)
Non-cash amounts related to convertible notes
Amortization and impairment of acquired intangibles		(1,615)	(127)

Three Months Ended September 30, 2017	Net revenue	Cost of goods sold- internal royalties	Cost of goods sold- product costs	Cost of goods sold- software development costs and royalties	Cost of goods sold- licenses	Selling and marketing

As reported	$443,562	$104,049	$42,563	$66,782	$33,154	$76,914
Net effect from deferral and related cost of goods sold	133,427		16,538	4,604	12,788
Stock-based compensation				(28,065)		(3,186)
Amortization and impairment of acquired intangibles				(4,899)		(2,470)

Three Months Ended September 30, 2017	General and administrative	Research and development	Depreciation and amortization	Business reorganization	Interest and other, net

As reported	$60,824	$49,999	$18,883	$1,713	$(2,969)
Stock-based compensation	(19,458)	(8,302)
Amortization and impairment of acquired intangibles	(38)	(1,630)	(11,385)
Acquisition related expenses	7,012
Non-cash amounts related to convertible notes					5,640
Impact of business reorganization				(1,713)
Other, net					(93)

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

ADDITIONAL DATA

(in thousands)

Six Months Ended September 30, 2018	Net Revenue	Cost of Goods Sold- Internal Royalties	Cost of Goods Sold- Product Costs	Cost of goods sold- software development costs and royalties	Cost of Goods Sold- Licenses	Selling and Marketing

As reported	$880,649	$135,280	$94,026	$72,436	$64,503	$152,471
Net effect from deferral and related cost of goods sold	(8,903)		(6,871)	3,483	596
Stock-based compensation				(11,658)		(9,648)
Amortization and impairment of acquired intangibles				(8,742)

Six Months Ended September 30, 2018	General and Administrative	Research and Development	Depreciation and Amortization	Business Reorganization	Interest and Other, net

As reported	$135,055	$111,277	$19,011	($242)	$11,576
Net effect from deferral and related cost of goods sold					(598)
Stock-based compensation	(24,444)	(9,191)
Non-cash amounts related to convertible notes					91
Amortization and impairment of acquired intangibles		(3,274)	(257)
Impact of business reorganization				242

Six Months Ended September 30, 2017	Net Revenue	Cost of Goods Sold- Internal Royalties	Cost of Goods Sold- Software Development Costs and Royalties	Cost of Goods Sold- Software Development Costs and Royalties	Cost of Goods Sold- Licenses	Selling and Marketing

As reported	$861,778	$181,753	$86,632	$110,411	$62,321	$129,128
Net effect from deferral and related cost of goods sold	63,516		(1,268)	(3,052)	(2,043)
Stock-based compensation				(31,546)		(5,772)
Amortization and impairment of acquired intangibles				(9,140)		(4,778)

Six Months Ended September 30, 2017	General and Administrative	Research and Development	Depreciation and Amortization	Interest and Other, net

As reported	$121,427	$92,268	$26,626	$(5,777)
Stock-based compensation	(32,578)	(10,766)
Non-cash amounts related to convertible notes				9,774
Acquisition related expenses	6,956
Amortization and impairment of acquired intangibles		(3,153)	(11,505)
Other, net				(93)

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURE

(in thousands)

	Six months ended September 30,
	2018	2017
Net cash (used in) provided by operating activities	$(206,035)	$132,352
Net change in Restricted cash (1)	66,651	(131,283)
Adjusted Operating Cash Flow	$(139,384)	$1,069

	FY 2019	FY 2018
Restricted cash beginning of period (4/1)	$437,398	$337,818
Restricted cash end of period (9/30)	370,747	469,101
(1) Net change in Restricted cash	$66,651	$(131,283)